UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 12, 2011

PepsiCo, Inc.

(Exact Name of Registrant as Specified in Charter)

North Carolina	1-1183	13-1584302
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 Anderson Hill Road Purchase, New York 10577
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (914) 253-2000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, Richard Goodman, Executive Vice President, Global Operations of PepsiCo, Inc. (“PepsiCo”), notified PepsiCo of his decision to retire from PepsiCo. Mr. Goodman’s retirement is effective December 31, 2011.

After his retirement and pursuant to the terms of a services agreement, Mr. Goodman will serve as a designated representative of PepsiCo on the board of directors and audit committee of Grupo Gepp, S.A.P.I. de C.V., the recently formed joint venture among PepsiCo, Grupo Embotelladoras Unidas, S.A.B. de C.V. and Empresas Polar for the manufacture, sale and distribution of beverages in Mexico. During the one-year term of the services agreement, Mr. Goodman will also make himself available to provide consulting services to PepsiCo as reasonably requested. As consideration for these services, Mr. Goodman will receive a quarterly fee of $25,000, to be paid in arrears. The services agreement may be terminated by PepsiCo at any time upon written notice to Mr. Goodman.

A copy of the services agreement between Mr. Goodman and PepsiCo is attached hereto as Exhibit 10.1 and is incorporated herein by reference, and the foregoing summary of its terms and conditions is qualified in its entirety by reference thereto.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

10.1	Services Agreement, dated as of December 12, 2011 and effective as of January 1, 2012, between Richard Goodman and PepsiCo, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEPSICO, INC.

Date: December 13, 2011	By:	/s/ Maura Abeln Smith
	Name:	Maura Abeln Smith
	Title:	Executive Vice President, Government Affairs, General Counsel and Corporate Secretary

INDEX TO EXHIBITS

10.1	Services Agreement, dated as of December 12, 2011 and effective as of January 1, 2012, between Richard Goodman and PepsiCo, Inc.